Exhibit 99.1

MWI VETERINARY SUPPLYAPPOINTS WILLIAM J. ROBISON
TO ITS BOARD OF DIRECTORS

Meridian, Idaho (July 26, 2006) – MWI Veterinary Supply, Inc. (“MWI”) (NASDAQ: MWIV) announces the appointment of William J. Robison, 71, to its Board of Directors. Mr. Robison will also serve as a member of MWI’s compensation and corporate governance and nomination committees.

Commenting on the appointment, Jim Cleary, President and Chief Executive Officer, said “William’s extensive experience with a top pharmaceutical company and his strong leadership make him an excellent addition to our board. I look forward to working closely with William as a member of our board.”

Mr. Robison retired from Pfizer, Inc. in 2001 where he held numerous senior management positions including Executive Vice President of Human Resources, President of Pfizer’s Consumer Group and various other assignments within Pfizer Pharmaceuticals Division.

John F. McNamara, Chairman of the Board, commented, “I am excited to find someone with William’s expertise and experiences. He will add significant value to our board as we help strategically guide MWI’s future growth.”

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MWI is a leading distributor of animal health products to veterinarians across the United States of America. Products MWI sells include pharmaceuticals, vaccines, parasiticides, diagnostics, capital equipment, supplies, veterinary pet food and nutritional products. We market these products to veterinarians in both the companion animal and production animal markets. For more information about MWI, please visit our website at www.mwivet.com. For investor relations information please contact Mary Pat Thompson, Vice President and Chief Financial Officer at (208) 955-8930 or email investorrelations@mwivet.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include vendor rebates based upon attaining certain growth goals; changes in the way vendors introduce products to market; the recall of a significant product by one of the Company’s vendors; seasonality; the impact of general economic trends on the Company’s business; the timing and effectiveness of marketing programs offered by the Company’s vendors; the timing of the introduction of new products and services by the Company’s vendors; regulatory matters; and competition. These other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the continued safety of the products the Company sells; and changes in the general economy.